                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 19, 1998
                                                -------------------------------

Commission file number:  33-69532

                                 Brylane, L.P.
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             (Exact name of registrant as specified in its charter)


               Delaware                          35-1895382
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            (State or other                   (I.R.S. Employer
              jurisdiction                   Identification No.)
            of incorporation)


                             Brylane Capital Corp.
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             (Exact name of registrant as specified in its charter)


               Delaware                          95-4439747
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            (State or other                   (I.R.S. Employer
              jurisdiction                   Identification No.)
            of incorporation)


463 Seventh Avenue, 21st Floor, New York, New York            10018
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     (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code   (212) 613-9500
                                                     ---------------------------

                                Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)


                                                              Page 1 of 6 Pages
                                                 Exhibit index begins at page 6.
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ITEM 5.  OTHER EVENTS.

         (a) Pursuant to Stock Purchase Agreements dated as of February 19, 1998 (the "Agreements") between Pinault Printemps-Redoute, S.A., a company organized under the laws of France ("PPR"), and certain shareholders of Brylane Inc. ("Brylane"), the parent company of Brylane, L.P., FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., and M&P Distributing Company (hereinafter referred to as the "Selling Stockholders") and subject to the terms and conditions contained in the Agreements, will acquire an aggregate of 6,963,056 shares of Brylane Common Stock (approximately 40% of Brylane Common Stock currently outstanding) for $51.00 per share, or an aggregate of approximately $355 million. PPR has agreed to certain limitations on its rights to acquire additional shares and the nature of transactions it will conduct with Brylane, as discussed further below.

         The Agreements further provide that PPR will purchase, at the price agreed to with the Selling Stockholders, (i) all shares tendered to PPR (up to a maximum of 595,195 shares in the aggregate) by stockholders of Brylane exercising "tag-along rights" (as defined in Brylane's Stockholders Agreement dated as of February 26, 1997), and (ii) up to an additional 163,900 shares to be sold by certain specified management stockholders not having tag-along rights. In addition, pursuant to the Agreements, PPR may, upon consummation of the transaction, purchase (again at the price agreed to with the Selling Stockholders) up to 685,584 shares underlying options and convertible preferred stock previously granted to members of Brylane's management.

         The Agreements are conditioned upon, among other things: the expiration or early termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period; execution of a corporate governance agreement substantially in the form of Exhibit B-1 to the Agreements; execution of an amendment to the existing trademark license agreement between Brylane and affiliates of The Limited, Inc. in accordance with the summary of terms, attached as Exhibit B-2 to the Agreements; and completion of certain agreed upon arrangements with or for the benefit of the Brylane management. The parties intend to consummate PPR's acquisition of Brylane's Common Stock as soon as practicable after the satisfaction or waiver of the conditions set forth in the Agreements.

         Upon completion of the transaction, five representatives of PPR will join the Brylane Board of Directors, and the five current directors affiliated with the Selling Stockholders will resign. Peter J. Canzone will continue as Chairman of the Board, and the Board of Directors will appoint a ninth director who is an independent director (as defined in the

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Agreements).  Brylane's Bylaws will be amended by action of the Board of
Directors to accommodate this Board composition, including three independent directors. No change in Brylane's existing management is contemplated by Brylane.

         Upon the consummation of this transaction, Brylane and PPR will enter into a Governance Agreement substantially in the form filed herewith. The Governance Agreement provides for certain limitations on PPR during a standstill period (the "Standstill Period") which terminates at the earlier of three years or (i) an occurrence of certain events of default on the part of Brylane or a subsidiary under any debt arrangement, (ii) an acquisition or an announcement of a tender offer or exchange offer by an entity not affiliated with PPR which would result in the acquisition of beneficial ownership of more than 20% of the outstanding voting securities of Brylane, (iii) the commencement of an election contest or any other action which seeks the removal of Brylane directors from office, and (iv) the written submission by an entity not affiliated with PPR of a proposal to Brylane, expressing an interest in pursuing a merger, consolidation or other business combination of Brylane, sale of all or substantially all of the assets of Brylane or significant recapitalization or significant reorganization of Brylane (a "Covered Transaction") (unless such proposal is rejected by a majority of the independent directors). During the Standstill Period, without the consent of a majority of the independent directors, PPR cannot (a) acquire more than approximately 47.5% of the outstanding Common Stock of Brylane; (b) act in concert with any other person or group by becoming a member of a 13D Group (as defined in the Governance Agreement), other than any 13D Group comprised exclusively of PPR and its affiliates; (c) solicit, encourage or publicly propose to effect any Covered Transaction; (d) solicit, initiate, encourage or participate in any solicitation of proxies or become a participant in any election contest, participate in the call of any special meeting of Brylane shareholders, request any list of Brylane security holders, participate in the proposal or approval of a shareholder proposal; or (e) assist, advise, encourage or act in concert with any person with respect to any of the foregoing. The Governance Agreement also requires that a majority of the independent directors of Brylane approve certain specified transactions, including any amendment to Brylane's charter or bylaws (or other instrument) or the Governance Agreement, which would have the effect of altering the terms of the Governance Agreement in a manner adverse to non-PPR stockholders, any disposition of Brylane's assets or other transaction in which PPR would receive consideration different from that received by other Brylane stockholders. In addition, PPR has agreed that, for a specified period, Brylane will have a right of first refusal with respect to opportunities within the U.S. mail-order business made available to PPR. The Governance Agreement also provides that for a one-year period, a two-thirds vote of directors is required to terminate (other than for cause) certain members of management; and other covenants relating to the composition of the Board and committees thereof.

         In addition, upon consummation of the transaction, new employment agreements with three year terms and substantially similar provisions as the existing agreements will be entered into with certain members of Brylane existing management. Employment agreements with three year terms will also be entered into with certain members of Brylane management who did not previously

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have employment agreements. After the consummation of the transaction, Brylane expects that its performance option plan will be replaced with a plan of substantially similar economic value based on Brylane's long-term financial performance and that its performance bonus program will be renewed with substantially similar terms and economic value.

         (b) None.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C) EXHIBITS.

              4.1 Form of Governance Agreement between Brylane Inc. and Pinault Printemps-Redoute, S.A.

              99.1 Stock Purchase Agreement dated as of February 19, 1998 among FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P. and Pinault Printemps-Redoute, S.A.

              99.2 Stock Purchase Agreement dated as of February 19, 1998 between M&P Distributing Company and Pinault Printemps-Redoute, S.A.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                              BRYLANE, L.P.
                              BRYLANE CAPITAL CORP.



Dated:  March 4, 1998         By:  /s/ Robert A. Pulciani
                                   --------------------------------------------
                                   Robert A. Pulciani
                                   Authorized Representative of Brylane, L.P.,
                                   and Executive Vice President,
                                   Chief Financial Officer, Secretary and
                                   Treasurer of Brylane, L.P. and
                                   Brylane Capital Corp.

                                   (On behalf of the Registrants and as the the principal financial and accounting officer of the Registrants)

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                                 EXHIBIT INDEX



 EXHIBIT
 NUMBER                         DESCRIPTION
---------      ----------------------------------------------------------------

    4.1        Form of Governance Agreement between Brylane Inc. and Pinault
               Printemps-Redoute, S.A.

   99.1        Stock Purchase Agreement dated as of February 19, 1998 among FS
               Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity
               Partners International, L.P. and Pinault Printemps-Redoute, S.A.

   99.2        Stock Purchase Agreement dated as of February 19, 1998 between
               M&P Distributing Company and Pinault Printemps-Redoute, S.A.




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